                                                             Exhibit (d)(13)(ii)

                                     FORM OF
                                 AMENDMENT NO. 1
                                       TO
                          INVESTMENT ADVISORY AGREEMENT


         AMENDMENT NO. 1 to Investment Advisory Agreement ("Amendment No. 1"), dated as of _______________, 1999, between EQ Financial Consultants, Inc., a Delaware corporation ("EQ Financial") and Alliance Capital Management L.P., a Delaware limited partnership (the "Adviser").

         EQ Financial and the Adviser agree to modify and amend the Investment Advisory Agreement (the " Agreement") dated as of May 1, 1999 between them as follows:

         1. New Portfolios. EQ Financial hereby appoints the Adviser as the investment adviser of the Alliance Money Market Portfolio, Alliance Intermediate Government Securities Portfolio, Alliance Quality Bond Portfolio, Alliance High Yield Portfolio, Alliance Balanced Portfolio, Alliance Conservative Investors Portfolio, Alliance Growth Investors Portfolio, Alliance Common Stock Portfolio, Alliance Equity Index Portfolio, Alliance Growth And Income Portfolio, Alliance Aggressive Stock Portfolio, Alliance Small Cap Growth Portfolio, Alliance Global Portfolio, Alliance International Portfolio (the "New Portfolio) on the terms and conditions contained in the Agreement.

         2. Duration of Agreement. Section 9 of the Agreement is replaced in its entirety as follows:

            (a) The Agreement became effective with respect to the EQ/Alliance Premier Growth Portfolio on May 1, 1999 and will become effective with respect to the New Portfolios on the date of this Amendment.

            (b) The Agreement will continue in effect with respect to the EQ/Alliance Premier Growth Portfolio until May 1, 2001 and may be continued thereafter pursuant to subsection (d) below.

            (c) The Agreement will continue in effect with respect to the New Portfolios until ______________, 2001 and may be continued thereafter pursuant to subsection (d) below.

            (d) With respect to each Portfolio this Agreement shall continue in effect annually after the date specified in subsection (b) or (c), as the case may be, only so long as such continuance is specifically approved at least annually either by the Board of Trustees or by a majority of the outstanding voting securities of the Portfolio, provided that in either event such continuance shall also be approved by the vote of a majority of the Trustees of the EQ Advisors Trust who are not "interested persons" (as defined in the Investment Company Act) (the "Independent Trustees") of any party to the Agreement cast in person at a meeting called for the purpose of voting on such approval. The required shareholder approval of the Agreement or of any continuance of the Agreement shall be effective with respect to a Portfolio if a majority of the outstanding voting securities of the series (as defined in Rule 18f-2(h) under the Investment

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


Company Act) of shares of such Portfolio votes to approve the Agreement or its continuance, notwithstanding that the Agreement or its continuance may not have been approved by a majority of the outstanding voting securities of (a) any other portfolio affected by the Agreement or (b) all the portfolios of the Trust.

         3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Adviser is appointed as the investment adviser and the fees payable to the Adviser with respect to each Portfolio, is hereby replaced in its entirety by Appendix A attached hereto.

         4. Ratification. Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.



EQ FINANCIAL CONSULTANTS, INC.           ALLIANCE CAPITAL MANAGEMENT L.P.

By:                                      By:  ALLIANCE CAPITAL MANAGEMENT
   -------------------------------             CORPORATION, its General Partner
     Peter D. Noris
        Executive Vice President
                                         By:
                                             ----------------------------------
                                                   Mark R. Manley
                                                   Assistant Secretary










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


                                   APPENDIX A
                                       TO
                                 AMENDMENT NO. 1
                                       TO
                          INVESTMENT ADVISORY AGREEMENT



Portfolio                                                      Advisory Fee
---------                                                      ------------
EQ/Alliance Premier Growth Portfolio                           .50% of the Portfolio's daily net assets

Alliance Money Market Portfolio                               ___% of the Portfolio's daily net assets

Alliance Intermediate Government Securities Portfolio         ___% of the Portfolio's daily net assets

Alliance Quality Bond Portfolio                               ___% of the Portfolio's daily net assets

Alliance High Yield Portfolio                                 ___% of the Portfolio's daily net assets

Alliance Balanced Portfolio                                   ___% of the Portfolio's daily net assets

Alliance Conservative Investors Portfolio                     ___% of the Portfolio's daily net assets

Alliance Growth Investors Portfolio                           ___% of the Portfolio's daily net assets

Alliance Common Stock Portfolio                               ___% of the Portfolio's daily net assets

Alliance Equity Index Portfolio                               ___% of the Portfolio's daily net assets

Alliance Growth And Income Portfolio                          ___% of the Portfolio's daily net assets

Alliance Aggressive Stock Portfolio                           ___% of the Portfolio's daily net assets

Alliance Small Cap Growth Portfolio                           ___% of the Portfolio's daily net assets

Alliance Global Portfolio                                     ___% of the Portfolio's daily net assets

Alliance International Portfolio                              ___% of the Portfolio's daily net assets













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